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                                                                 EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-11 of United Investors Realty Trust (the "Company") relating to 3,450,000 common shares of beneficial interest, no par value, of our report dated March 25, 1997, except for Note 10, as to which the date is June 10, 1997, on our audits of the consolidated financial statements and financial statement schedule and of our report dated March 25, 1997 on consolidated financial statement schedule of the Company. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.


Houston, Texas
June 18, 1997